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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 10, 2001
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                             STUDENT ADVANTAGE, INC.
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               (Exact Name of Registrant as Specified in Charter)


Delaware                            0-26173                  04-3263743
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(State or Other Jurisdiction        (Commission              (IRS Employer
of Incorporation)                   File Number)             Identification No.)


          280 Summer Street, Boston, MA                             02210
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     (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (617) 912-2000
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                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On May 10, 2001, Student Advantage, Inc. (the "Company") acquired certain of the assets of edu.com, Inc. ("edu.com" ) pursuant to the terms of an Asset Purchase Agreement, dated as of May 10, 2001, by and among the Company, edu.com, Inc. and the other parties named therein (the "Agreement"). The aggregate consideration paid by the Company for the acquired assets consists of (i) 90,000 shares of the Company's Common Stock, (ii) a warrant to purchase 225,000 shares of the Company's Common Stock at a purchase price of $2.28 per share, (iii) a warrant to purchase 225,000 shares of the Company's Common Stock at a purchase price of $3.42 per share, (iv) cancellation of the secured promissory note issued to the Company by edu.com on March 22, 2001, which had an outstanding balance of $1.0 million as of the closing date and (v) $26,000 in cash (which cash was to be used by edu.com to pay in full $26,000 of edu.com's obligations to other parties to the agreements assigned to the Company under the Agreement or such lesser amount of edu.com's obligations to the other parties to such agreements as may have existed on the closing date, in which case edu.com was to use the balance of such cash as it deemed appropriate). The Company also assumed certain liabilities of edu.com. The Company is also obligated to issue to edu.com, on or about March 31, 2002, a warrant to purchase up to an additional 1,000,000 shares of the Company's Common Stock at a purchase price of $2.28 per share, based upon the attainment during 2001 of certain financial goals set forth in the Agreement. The Company paid the cash portion of the consideration for the acquired assets from its working capital.

     On November 12, 1999, the Company made an equity investment in edu.com of approximately $4.3 million in exchange for approximately 922,000 shares of Series B preferred stock of edu.com. In January 2000, the Company invested an additional $1.0 million in exchange for approximately 217,000 shares of Series B preferred stock of edu.com. Effective with the initial investment, the Company entered into a two-year marketing and distribution agreement with edu.com, expiring on November 11, 2001, which provided, among other things, that edu.com would become the Company's exclusive technology e-commerce partner and rewards program provider, that the parties would pursue certain promotional initiatives on each other's behalf and that edu.com would make certain payments to the Company, including $2.0 million payable over the term of the agreement. At December 31, 2000, $1.0 million remained payable under the agreement. In satisfaction of this $1.0 million obligation, the Company accepted a secured promissory note, which was payable on December 31, 2001, from edu.com. On
April 1, 2001, the Company entered into a restructured agreement with edu.com, which was to expire on December 31, 2001, and provided that the Company and edu.com would pursue certain promotional initiatives on each other's behalf.

     Prior to the acquisition of certain of its assets by the Company, edu.com was a commerce exchange and marketing services company that provides student-only values on consumer electronics hardware, software and other products. The assets of edu.com acquired by the Company include without limitation, several of the agreements that edu.com has entered into with manufacturers and distributors of computer software and computer electronics, intellectual property, equipment, personal property leases and other agreements. The Company currently intends to use the acquired assets constituting equipment or other physical property primarily in connection with continuing the corporate and student relationships developed by edu.com and broadening the corporate marketing reach of these relationships through the Company's membership program and network of web sites.


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     The terms of the Agreement were determined on the basis of arms-length negotiations. Prior to the execution of the Agreement, neither the Company nor any of its affiliates, any director or officer of the Company, nor any associate of any such director or officer had any material relationship with edu.com, other than (i) the investment in edu.com's Series B preferred stock described above, (ii) pursuant to the terms of the restructured marketing and distribution agreement with edu.com described above (iii) the issuance of the secured promissory note by edu.com to the Company described above and (iv) Raymond V. Sozzi, Jr., the Company's Chairman of the Board and Chief Executive Officer, served as a director of edu.com from November 1999 to March 2001.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of the Business Acquired.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial information required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than July 24, 2001.

     (b)  Pro Forma Financial Information.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial information required by this Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than July 24, 2001.

     (c)  Exhibits.

          2.1 Asset Purchase Agreement by and among the Company, edu.com, Inc. and the other parties named therein, dated as of May 10, 2001.

          10.1 Common Stock Purchase Warrant, dated May 10, 2001, issued to edu.com, Inc.

          10.2 Common Stock Purchase Warrant, dated May 10, 2001, issued to edu.com, Inc.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       STUDENT ADVANTAGE, INC.


Date: May 16, 2001                     By: /s/ Kenneth S. Goldman
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                                           Kenneth S. Goldman
                                           Executive Vice President,
                                           Chief Financial Officer and Treasurer


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                                  EXHIBIT INDEX

2.1 Asset Purchase Agreement by and among the Company, edu.com, Inc. and the other parties named therein, dated as of May 10, 2001.

10.1 Common Stock Purchase Warrant, dated May 10, 2001, issued to edu.com, Inc.

10.2 Common Stock Purchase Warrant, dated May 10, 2001, issued to edu.com, Inc.